Exhibit 99.1

NEWS RELEASE

RIVERVIEW FINANCIAL CORPORATION

REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS

HARRISBURG, PA, October 23, 2017 / PR Newswire / Riverview Financial Corporation (“Riverview”) (OTCQX: RIVE), the financial holding company for Riverview Bank, today reported unaudited financial results at and for the three and nine months ended September 30, 2017. Riverview reported net income of $401 thousand, or $0.08 per basic and diluted weighted average common share, for the third quarter of 2017, compared to net income of $971 thousand, or $0.30 per basic and diluted weighted average common share, for the comparable period of 2016.

For the nine months ended September 30, 2017, Riverview reported net income of $13 thousand, or $0.03 per basic and diluted weighted average common share, compared to $2,579 thousand, or $0.80 per basic and diluted weighted average common share, for the same period last year. The reduction in comparable net income for the nine months ended September 30, 2017 was a direct result of incurring certain costs related to implementing strategic initiatives to enhance shareholder value through asset growth provided by organic and inorganic opportunities. On January 20, 2017, Riverview announced the successful completion of a $17.0 million private placement of common and preferred securities. The additional capital afforded Riverview the ability to significantly grow its loan portfolio through hiring multiple teams of experienced and established lenders to serve new and existing markets. More notably the capital raise allowed Riverview to acquire CBT Financial Corp., the parent company of CBT Bank, in a stock transaction valued at approximately $54.6 million effective October 1, 2017. This merger created a combined community banking franchise with approximately $1.2 billion of assets that provides enhanced products and services through 33 banking and financial service locations covering 12 Pennsylvania counties.

HIGHLIGHTS

•	Loans, net grew $150.8 million or 36.9% for the nine months ended September 30, 2017.

•	Quarterly loan growth in 2017 totaled $55.1 million or 13.5% in the first quarter, $40.3 million or 8.7% in the second quarter and $55.4 million or 11.0% in the third quarter.

•	Deposits increased $122.4 million, or 27.0%, to $575.0 million at the end of the third quarter of 2017 from $452.6 at year end 2016.

•	For the quarters of 2017, deposits grew $43.9 million or 9.7% in the first quarter, $27.4 million or 5.5% in the second quarter and $51.1 million or 9.7% in the third quarter,

•	Stockholders’ equity increased $15.5 million to $57.4 million, or 8.4% of total assets, at September 30, 2017 as a result of the capital offering that occurred earlier in 2017.

•	Asset quality continues to trend positively as nonperforming assets as a percentage of loans, net and other real estate owned declined to 1.26% at September 30, 2017 compared to 1.41% at June 30, 2017 and 2.15% at September 30, 2016.

•	Tax-equivalent net interest income continued to display linked quarter improvement in 2017 increasing from $4.5 million in the first quarter, to $ 5.0 million in the second quarter and $5.5 million in the third quarter.

•	For the nine months ended September 30, 2017 and 2016, noninterest income from fiduciary and wealth management activities improved $133 thousand or 14.3%.

“We completed the merger with CBT Financial Corp. effective October 1, 2017 and are pleased to welcome their customers, shareholders, and employees to Riverview. We are confident that shareholders will recognize the exceptional value created through the combination of two community banks having long established histories of providing excellent service and extensive community support to Central and Southwestern Pennsylvania. This merger was a logical step in our announced strategy to expand throughout Central Pennsylvania and into markets with attractive demographics and long-term growth potential. The addition of our new lending teams has provided net loan growth of more than $55.4 million in the third quarter and $150.8 million for the nine months ended September 30, 2017,” stated Kirk D. Fox, Chief Executive Officer. “In addition to the completion of the merger, we are pleased to announce the opening of a new branch office in Williamsport, PA, which is our entrance into the Lycoming County market” concluded Fox.

Brett D. Fulk, President added “the strategic initiatives set into motion during early 2017, as well as associated expenses, positioned us to take advantage of both organic and merger related growth opportunities. Organic growth and resultant revenue generation to date has exceeded our expectations as a direct result of the talented team members we have added throughout our footprint, including State College, the greater Harrisburg metropolitan area, and Berks County, all of which continue to be productive given the ongoing competitor disruption within these markets.” Fulk continued, “year-to-date 2017 asset generation positioned us to quickly overcome the significant investments made in the personnel, infrastructure and overhead necessary to capitalize on future profitable asset generation opportunities. However, while profitable growth will remain a key component of our strategic plan we remain focused on proper credit structure, underwriting parameters and maintaining a high quality credit culture, evidenced by continuing positive trends in our credit quality metrics.” Fulk concluded, “despite the obvious growth story over the past several years at Riverview, and the continuation of that story during 2017, we understand that for the immediate future our focus must be internal, and will remain so for as long as it takes to ensure the successful integration of CBT Financial Corp and CBT Bank with and into Riverview Financial Corporation and Riverview Bank. We believe this strategic business combination truly enhances our ability to continue providing our valued shareholders attractive, long term returns on their investment in Riverview. However, we know that successful integration, which requires focus, is necessary to achieve the desired results”.

INCOME STATEMENT REVIEW

Tax-equivalent net interest income for the three and nine months ended September 30 were $5.5 million and $15.0 million in 2017 compared to $4.8 million and $14.0 million in 2016, respectively. The increase in tax equivalent net interest income was primarily attributable to a favorable volume variance from an increase in average interest earning assets exceeding the growth of average interest bearing liabilities. Partially offsetting the positive impact of net average asset growth was an unfavorable rate variance caused by a decline in the tax-equivalent net interest margin. The increase in interest earning assets exceeded the growth of average interest bearing liabilities by $15.2 million comparing the third quarters of 2017 and 2016. For the three months ended September 30, the tax-equivalent net interest margin decreased to 3.57% in 2017 from 3.99% in 2016. Average earning assets increased $76.1 million while average interest bearing liabilities increased $56.4 million comparing the nine months ended September 30, 2017 and 2016. Loans, net averaged $478.0 million in 2017 and $402.9 million in 2016. Average investments totaled $71.3 million in 2017 and $72.1 million in 2016. The tax-equivalent net interest margin for the nine months ended September 30, 2017, declined 27 basis points from

3.85% for the comparable period of 2016. The tax-equivalent yield on the loan portfolio decreased to 0.21% in 2017 compared to 4.56% in 2016. For the nine months ended September 30, the tax-equivalent yield on earning assets decreased to 4.16% in 2017 from 4.30% in 2016. The cost of funds increased 16 basis points in 2017 from 0.53% in 2016. The tax-equivalent net interest margin decreased slightly by 1 basis point to 3.57% in the third quarter of 2017 from 3.58% in the second quarter of 2017. Average earning assets increased $52.4 million while average interest bearing liabilities increased $55.5 million comparing the third and second quarters of 2017.

For the quarter ended September 30, the provision for loan losses increased to $610 thousand in 2017 from $29 thousand in 2016. The provision for loan losses totaled $1.7 million for the nine months ended September 30, 2017, compared to $284 thousand in 2016. The increase in the provision for loan losses in 2017 was primarily influenced by significant loan growth originated through the successful hiring of teams of lenders.

For the three months ended September 30, noninterest income totaled $835 thousand in 2017, a decrease of $188 thousand from $1,023 thousand in 2016. The decrease was primarily attributable to a decrease in net gains recognized on the sale of available-for-sale investment securities. Wealth management income decreased $15 thousand while mortgage banking income decreased $5 thousand comparing the third quarters of 2017 and 2016. For the nine months ended, noninterest income decreased to $2.4 million in 2017 from $2.7 million in 2016. The year over year decrease of $378 thousand in net gains recognized on the sale of available-for-sale investment securities was partially offset by improvements in wealth management income of $100 thousand.

For the quarter ended September 30, noninterest expense increased $834 thousand to $5.2 million in 2017 from $4.3 million in 2016. Noninterest expense increased $2.7 million, or 21.3%, to $15.4 million for the nine months ended September 30, 2017, from $12.7 million for the same period last year. The majority of the increase in salaries and employee benefit expense was the result of hiring lending teams and related costs, as well as the opening of new, full service offices in Temple, Berks County, Pennsylvania and Williamsport, Lycoming County, Pennsylvania. Additions to leased facilities for these newly opened offices along with offices to support the lending teams were primarily responsible for the $278 thousand, or 17.2%, increase in occupancy and equipment costs. The increase in other expenses comparing the nine months ended September 30, 2017 and 2016 was a result of incurring merger related costs of $375 thousand in 2017.

BALANCE SHEET REVIEW

Total assets, loans, net and deposits totaled $681.4 million, $560.2 million, and $575.0 million, respectively, at September 30, 2017. Loans, net increased $55.4 million, or 11.0% in the third quarter of 2017 and $150.8 million, or 36.9%, for the nine months ended September 30, 2017. Growth in commercial loans was primarily responsible for the majority of the improvement. Total deposits increased $51.1 million, or 9.7%, in the third quarter of 2017 and $122.4 million, or 27.0%, for the nine months ended September 30, 2017. Noninterest-bearing deposits increased $2.3 million, while interest-bearing deposits increased $120.1 million for the nine months ended September 30, 2017. An improvement in the volume of money market accounts was primarily responsible for the increase in interest-bearing deposits.

Stockholders’ equity totaled $57.4 million, or $11.73 per common share, at September 30, 2017, as compared to $41.9 million, or $12.95 per common share, at December 31, 2016. The year-to-date increase in equity in 2017 was the result of the completion of the sale of approximately $17.0 million in common and preferred equity, before expenses, to accredited investors and qualified institutional buyers through a private placement. Effective as of the close of business on June 22, 2017, Riverview filed an amendment to the Articles of Incorporation to authorize a class of non-voting common stock after obtaining shareholder approval on June 21, 2017. As a result, each share of Series A preferred stock was automatically converted into one share of non-voting common stock as of the effective date. The non-voting common stock has the same relative rights as, and is identical in all respects with, each other share of common stock of Riverview, except that holders of non-voting common stock do not have voting rights. Tangible stockholders’ equity per common share decreased to $10.47 per share at September 30, 2017, compared to $10.84 per share at year-end 2016. Dividends declared for the nine months ended September 30, 2017 amounted to $0.41 per share. The annualized dividend yield based on the closing price of $13.20 per share on September 30, 2017 was 4.2%.

ASSET QUALITY REVIEW

Nonperforming assets were $7.1 million, or 1.3% of loans, net and foreclosed assets at September 30, 2017, an improvement from $8.2 million, or 2.0%, at December 31, 2016, and $8.6 million, or 2.2%, at September 30, 2016. Adjusting for accruing restructured loans, non-performing assets were $1.9 million, or 0.3% of loans, net and foreclosed assets at September 30, 2017, $2.4 million or 0.6% at December 31, 2016, and $2.6 million, or 0.7%, at September 30, 2016. The allowance for loan losses equaled $5.4 million, or 0.96% of loans, net at September 30, 2017, compared to $3.7 million, or 0.91% of loans, net at December 31, 2016, and $3.6 million, or 0.91% of loans, net, at September 30, 2016. Loans charged-off, net of recoveries, for the three and nine months ended September 30, equaled $40 thousand and $62 thousand in 2017, respectively, compared to $1 thousand and $1.0 million for the comparable periods last year.

Riverview Financial Corporation is the parent company of Riverview Bank and its operating divisions Halifax Bank, Marysville Bank, Citizens Neighborhood Bank, CBT Bank, Riverview Wealth Management, CBT Investment Services, Inc. and CBT Financial and Trust Management. An independent community bank, Riverview Bank serves the Pennsylvania market area of Berks, Blair, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lycoming, Northumberland, Perry, Schuylkill and Somerset Counties through 30 community banking offices and 3 limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Wealth Management and Trust divisions with assets under management exceeding $350 million provides trust and investment advisory services to the general public. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the OTCQX Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’ operations, pricing, products and services and other factors that may be described in Riverview’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Riverview following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely presents and supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results for the three and nine months ended September 30, 2017 and 2016, contain items which Riverview considers non-core, namely net gains on sales of investment securities available-for-sale and acquisition related expenses. Riverview presents the non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in Riverview’s results of operation. Presentation of these non-GAAP financial measures is consistent with how Riverview evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in evaluation of companies in Riverview’s industry. Where non-GAAP measures are used in this press release, reconciliations to the comparable GAAP measures are provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from similarly titled non-GAAP financial measures of other financial institutions. These non-GAAP financial measures would not be considered a substitute for GAAP basis measures, and Riverview strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the tabular material that follows.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Riverview Financial Corporation

Five Quarter Trend

(In thousands, except per share data)

	Sept 30	Jun 30	Mar 31	Dec 31	Sept 30
	2017	2017	2017	2016	2016
Key performance data:

Per common share data:
Net income (loss)	$0.08	$0.04	$(0.12)	$0.15	$0.30
Core net income (loss) (1)	$0.09	$0.05	$(0.10)	$0.15	$0.27
Cash dividends declared	$0.14	$0.14	$0.14	$0.14	$0.14
Book value	$11.73	$11.79	$12.45	$12.95	$13.67
Tangible book value (1)	$10.47	$10.51	$10.65	$10.84	$11.54
Market value:
High	$13.50	$14.50	$12.20	$11.78	$12.20
Low	$12.15	$11.69	$11.46	$11.05	$11.00
Closing	$13.20	$13.48	$11.95	$11.60	$11.40
Market capitalization	$64,576	$65,739	$42,044	$37,559	$36,816
Common shares outstanding	4,892,143	4,876,774	3,518,351	3,237,859	3,229,467

Selected ratios:
Return on average stockholders’ equity	2.77%	1.25%	(4.20)%	4.50%	8.73%
Core return on average stockholders’ equity (1)	3.05%	1.73%	(3.70)%	4.50%	7.86%
Return on average tangible stockholders’ equity (1)	3.10%	1.41%	(4.79)%	5.34%	10.36%
Core return on average tangible stockholders’ equity (1)	3.42%	1.95%	(4.22)%	5.34%	9.33%
Return on average assets	0.24%	0.12%	(0.41)%	0.36%	0.73%
Core return on average assets (1)	0.26%	0.16%	(0.36)%	0.36%	0.66%
Stockholders’ equity to total assets	8.42%	9.15%	9.51%	7.72%	8.38%
Efficiency ratio (2)	80.85%	86.53%	94.91%	82.02%	74.26%
Nonperforming assets to loans, net, and foreclosed assets	1.26%	1.41%	1.74%	1.99%	2.15%
Net charge-offs to average loans, net	0.03%	0.01%	0.01%	0.07%	0.00%
Allowance for loan losses to loans, net	0.96%	0.96%	0.93%	0.91%	0.91%
Earning assets yield (FTE) (3)	4.22%	4.16%	4.08%	4.19%	4.43%
Cost of funds	0.76%	0.69%	0.60%	0.51%	0.51%
Net interest spread (FTE) (3)	3.46%	3.47%	3.48%	3.68%	3.92%
Net interest margin (FTE) (3)	3.57%	3.58%	3.57%	3.76%	3.99%

(1)	See Reconciliation of Non-GAAP financial measures.

(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gain (loss) on sale of investment securities available-for-sale.
(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate of 34%.

Riverview Financial Corporation

Consolidated Statements of Income

(In thousands, except per share data)

	Sept 30	Sept 30
	2017	2016
Nine Months Ended

Interest income:
Interest and fees on loans:
Taxable	$14,991	$13,362
Tax-exempt	361	261
Interest and dividends on investment securities:
Taxable	1,607	1,375
Tax-exempt	140	280
Dividends	3	8
Interest on interest-bearing deposits in other banks	78	41
Interest on federal funds sold	12	2
Total interest income	17,192	15,329

Interest expense:
Interest on deposits	2,021	1,375
Interest on short-term borrowings	197	59
Interest on long-term debt	228	214
Total interest expense	2,446	1,648
Net interest income	14,746	13,681
Provision for loan losses	1,734	284
Net interest income after provision for loan losses	13,012	13,397

Noninterest income:
Service charges, fees and commissions	899	933
Commissions and fees on fiduciary activities	92	88
Wealth management income	631	531
Mortgage banking income	434	401
Life insurance investment income	254	276
Net gain (loss) on sale of investment securities available-for-sale	106	484
Total noninterest income	2,416	2,713

Noninterest expense:
Salaries and employee benefits expense	8,521	6,611
Net occupancy and equipment expense	1,895	1,617
Amortization of intangible assets	306	247
Net cost of operation of other real estate owned	161	214
Other expenses	4,488	4,004
Total noninterest expense	15,371	12,693
Income (loss) before income taxes	57	3,417
Provision for income tax expense (benefit)	44	838
Net income (loss)	$13	$2,579

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$1,708	$940
Reclassification adjustment for (gain) loss included in net income	(106)	(484)
Change in pension liability
Income tax expense (benefit) related to other comprehensive income	544	155
Other comprehensive income (loss), net of income taxes	1,058	301
Comprehensive income (loss)	$1,071	$2,880

Per common share data:
Net income (loss):
Basic	$0.03	$0.80
Diluted	$0.03	$0.80
Average common shares outstanding:
Basic	4,002,165	3,214,967
Diluted	4,060,813	3,237,533
Cash dividends declared	$0.41	$0.41

Riverview Financial Corporation

Consolidated Statements of Income

(In thousands, except per share data)

	Sept 30	Jun 30	March 31	Dec 31	Sept 30
	2017	2017	2017	2016	2016
Three months ended

Interest income:
Interest and fees on loans:
Taxable	$5,717	$4,989	$4,285	$4,203	$4,598
Tax-exempt	146	107	108	190	87
Interest and dividends on investment securities available-for-sale:
Taxable	477	566	564	556	539
Tax-exempt	47	46	47	46	53
Dividends			3		1
Interest on interest-bearing deposits in other banks	31	24	23	12	13
Interest on federal funds sold	2	4	6
Total interest income	6,420	5,736	5,036	5,007	5,291

Interest expense:
Interest on deposits	821	668	532	418	447
Interest on short-term borrowings	112	63	22	25	3
Interest on long-term debt	75	78	75	81	77
Total interest expense	1,008	809	629	524	527
Net interest income	5,412	4,927	4,407	4,483	4,764
Provision for loan losses	610	519	605	169	29
Net interest income after provision for loan losses	4,802	4,408	3,802	4,314	4,735

Noninterest income:
Service charges, fees and commissions	270	292	337	345	315
Commissions and fees on fiduciary activities	31	31	30	30	34
Wealth management income	179	194	258	294	194
Mortgage banking income	205	147	82	196	210
Life insurance investment income	107	74	73	69	118
Net gain (loss) on sale of investment securities available-for-sale	43	64	(1)		152
Total noninterest income	835	802	779	934	1,023

Noninterest expense:
Salaries and employee benefits expense	2,928	2,757	2,836	2,650	2,334
Net occupancy and equipment expense	615	634	646	548	538
Amortization of intangible assets	71	71	164	93	95
Net cost of operation of other real estate owned	(13)	138	36	117	83
Other expenses	1,566	1,441	1,481	1,228	1,283
Total noninterest expense	5,167	5,041	5,163	4,636	4,333
Income (loss) before income taxes	470	169	(582)	612	1,425
Income tax expense (benefit)	69	(10)	(15)	124	454
Net income (loss)	$401	$179	$(567)	$488	$971

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$(50)	$1,246	$512	$(3,668)	$(148)
Reclassification adjustment for (gain) loss included in net income	(43)	(64)	1		(152)
Change in pension liability				47
Income tax expense (benefit) related to other comprehensive income (loss)	(32)	402	174	(1,231)	(102)
Other comprehensive income (loss), net of income taxes	(61)	780	339	(2,390)	(198)
Comprehensive income (loss)	$340	$959	$(228)	$(1,902)	$773

Per common share data:
Net income (loss):
Basic	$0.08	$0.04	$(0.12)	$0.15	$0.30
Diluted	$0.08	$0.04	$(0.12)	$0.15	$0.30
Average common shares outstanding:
Basic	4,880,676	3,655,446	3,454,704	3,232,359	3,224,053
Diluted	4,945,456	3,726,939	3,454,704	3,254,719	3,244,689
Cash dividends declared	$0.14	$0.14	$0.14	$0.14	$0.14

Riverview Financial Corporation

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

	Sept 30	Jun 30	Mar 31	Dec 31	Sept 30
	2017	2017	2017	2016	2016
Three months ended

Net interest income:
Interest income
Loans, net:
Taxable	$5,717	$4,989	$4,285	$4,203	$4,598
Tax-exempt	221	162	164	288	132
Total loans, net	5,938	5,151	4,449	4,491	4,730
Investments:
Taxable	477	566	567	556	540
Tax-exempt	71	70	71	70	80
Total investments	548	636	638	626	620
Interest on interest-bearing balances in other banks	31	24	23	12	13
Federal funds sold	2	4	6
Total interest income	6,519	5,815	5,116	5,129	5,363
Interest expense:
Deposits	821	668	532	418	447
Short-term borrowings	112	63	22	25	3
Long-term debt	75	78	75	81	77
Total interest expense	1,008	809	629	524	527
Net interest income	$5,511	$5,006	$4,487	$4,605	$4,836

Yields on earning assets:
Loans, net:
Taxable	4.40%	4.36%	4.30%	4.26%	4.71%
Tax-exempt	3.94%	3.99%	4.06%	9.16%	4.50%
Total loans, net	4.38%	4.35%	4.30%	4.42%	4.70%
Investments:
Taxable	3.17%	3.35%	3.32%	3.28%	3.30%
Tax-exempt	4.90%	4.89%	5.01%	4.84%	4.88%
Total investments	3.33%	3.47%	3.45%	3.40%	3.44%
Interest-bearing balances with banks	1.35%	0.95%	0.87%	0.49%	0.55%
Federal funds sold	1.71%	0.94%	0.74%
Total earning assets	4.22%	4.16%	4.08%	4.19%	4.43%
Costs of interest-bearing liabilities:
Deposits	0.67%	0.62%	0.54%	0.43%	0.45%
Short-term borrowings	1.32%	1.11%	0.86%	0.65%	0.56%
Long-term debt	4.16%	2.81%	2.73%	2.88%	2.71%
Total interest-bearing liabilities	0.76%	0.69%	0.60%	0.51%	0.51%
Net interest spread	3.46%	3.47%	3.48%	3.68%	3.92%
Net interest margin	3.57%	3.58%	3.57%	3.76%	3.99%

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands, except per share data)

	Sept 30	Jun 30	Mar 31	Dec 31	Sept 30
	2017	2017	2017	2016	20 16
At period end

Assets:
Cash and due from banks	$8,425	$9,613	$10,852	$7,783	$7,066
Interest-bearing balances in other banks	10,741	6,064	11,552	11,337	9,051
Federal funds sold
Investment securities available-for-sale	56,874	67,852	72,741	73,113	72,371
Loans held for sale	519	1,037	522	652	820
Loans, net	560,187	504,749	464,481	409,343	398,193
Less: allowance for loan losses	5,404	4,834	4,329	3,732	3,637
Net loans	554,783	499,915	460,152	405,611	394,556
Premises and equipment, net	12,163	12,132	12,116	12,201	12,287
Accrued interest receivable	1,995	1,651	1,881	1,726	1,701
Goodwill	5,079	5,079	5,079	5,408	5,408
Other intangible assets, net	1,099	1,170	1,241	1,405	1,497
Other assets	29,701	23,728	24,237	23,812	22,321
Total assets	$681,379	$628,241	$600,373	$543,048	$527,078

Liabilities:
Deposits:
Noninterest-bearing	$76,214	$76,096	$79,127	$73,932	$71,329
Interest-bearing	498,736	447,799	417,380	378,628	387,664
Total deposits	574,950	523,895	496,507	452,560	458,993
Short-term borrowings	37,250	30,000	30,000	31,500	6,000
Long-term debt	6,503	11,589	11,073	11,154	11,257
Accrued interest payable	213	194	203	192	220
Other liabilities	5,084	5,048	5,499	5,722	6,447
Total liabilities	624,000	570,726	543,282	501,128	482,917

Stockholders’ equity:
Preferred stock			13,283
Common stock	45,427	45,240	31,833	29,052	28,955
Capital surplus	243	235	224	220	211
Retained earnings	12,848	13,118	13,609	14,845	14,802
Accumulated other comprehensive income (loss)	(1,139)	(1,078)	(1,858)	(2,197)	193
Total stockholders’ equity	57,379	57,515	57,091	41,920	44,161
Total liabilities and stockholders’ equity	$681,379	$628,241	$600,373	$543,048	$527,078

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands except per share data)

	Sept 30 2017	Jun 30 2017	Mar 31 2017	Dec 31 2016	Sept 30 2016
Average quarterly balances

Assets:
Loans, net:
Taxable	$515,494	$458,702	$403,684	$392,085	$388,752
Tax-exempt	22,246	16,285	16,396	12,510	11,675
Total loans, net	537,740	474,987	420,080	404,595	400,427
Investments:
Taxable	59,612	67,753	69,253	67,423	65,126
Tax-exempt	5,746	5,747	5,748	5,750	6,524
Total investments	65,358	73,500	75,001	73,173	71,650
Interest-bearing balances with banks	9,143	10,137	10,662	9,716	9,371
Federal funds sold	465	1,709	3,293	31	199
Total earning assets	612,706	560,333	509,036	487,515	481,647
Other assets	52,770	49,382	49,025	45,300	49,010
Total assets	$665,476	$609,715	$558,061	$532,815	$530,657

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$483,648	$435,033	$402,339	$384,278	$395,272
Noninterest-bearing	77,819	77,440	73,188	72,227	70,956
Total deposits	561,467	512,473	475,527	456,505	466,228
Short-term borrowings	33,707	22,838	10,324	15,213	2,114
Long-term debt	7,151	11,146	11,122	11,203	11,284
Other liabilities	5,700	5,909	6,325	6,709	6,799
Total liabilities	608,025	552,366	503,298	489,630	486,425
Stockholders’ equity	57,451	57,349	54,763	43,185	44,232
Total liabilities and stockholders’ equity	$665,476	$609,715	$558,061	$532,815	$530,657

Riverview Financial Corporation

Asset Quality Data

(In thousands)

	Sept 30	Jun 30	Mar 31	Dec 31	Sept 30
	2017	2017	2017	2016	2016
At quarter end:
Nonperforming assets:
Nonaccrual loans	$1,765	$1,702	$1,725	$1,386	$1,463
Accruing restructured loans	5,168	5,199	5,597	5,805	6,017
Accruing loans past due 90 days or more		35	189	359	133
Foreclosed assets	144	205	561	625	988
Total nonperforming assets	$7,077	$7,141	$8,072	$8,175	$8,601

Three months ended:
Allowance for loan losses:
Beginning balance	$4,834	$4,329	$3,732	$3,637	$3,609
Charge-offs	42	21	12	78	35
Recoveries	2	7	4	4	34
Provision for loan losses	610	519	605	169	29
Ending balance	$5,404	$4,834	$4,329	$3,732	$3,637

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Sept 30	Jun 30	Mar 31	Dec 31	Sept 30
	2017	2017	2017	2016	2016
Three months ended:
Core net income (loss) per common share:
Net income (loss)	$401	$179	$(567)	$488	$971
Dividends on preferred stock		(186)	(185)
Net income (loss) available to common stockholders	401	(7)	(752)	488	971
Undistributed loss (income) allocated to preferred stockholders		128	347
Income (loss) allocated to common stockholders	401	121	(405)	488	971
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	29	42	(1)		100
Add: Acquisition related expenses, net of tax	70	111	67		3
Net income (loss) Core	$442	$190	$(337)	$488	$874

Average common shares outstanding	4,880,676	3,655,446	3,454,704	3,232,359	3,224,053

Core net income (loss) per common share	$0.09	$0.05	$(0.10)	$0.15	$0.27

Tangible book value:
Total stockholders’ equity	$57,379	$57,515	$43,808	$41,920	$44,161
Less: Goodwill	5,079	5,079	5,079	5,408	5,408
Less: Other intangible assets, net	1,099	1,170	1,241	1,405	1,497
Total tangible stockholders’ equity	$51,201	$51,266	$37,488	$35,107	$37,256

Common shares outstanding	4,892,143	4,876,774	3,518,351	3,237,859	3,229,467

Tangible book value per share	$10.47	$10.51	$10.65	$10.84	$11.54

Core return on average stockholders’ equity:
Net income (loss) GAAP	$401	$179	$(567)	$488	$971
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	29	42	(1)		100
Add: Acquisition related expenses, net of tax	70	111	67		3
Net income (loss) Core	$442	$248	$(499)	$488	$874

Average stockholders’ equity	$57,451	$57,349	$54,763	$43,185	$44,232

Core return on average stockholders’ equity	3.05%	1.73%	(3.70)%	4.50%	7.86%

Return on average tangible equity:
Net income (loss) GAAP	$401	$179	$(567)	$488	$971

Average stockholders’ equity	$57,451	$57,349	$54,763	$43,185	$44,232
Less: average intangibles	6,213	6,284	6,765	6,857	6,956
Average tangible stockholders’ equity	$51,238	$51,065	$47,998	$36,328	$37,276

Return on average tangible stockholders’ equity	3.10%	1.41%	(4.79)%	5.34%	10.36%

Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$401	$179	$(567)	$488	$971
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	29	42	(1)		100
Add: Acquisition related expenses, net of tax	70	111	67		3
Net income (loss) Core	$442	$248	$(499)	$488	$874

Average stockholders’ equity	$57,451	$57,349	$54,763	$43,185	$44,232
Less: average intangibles	6,213	6,284	6,765	6,857	6,956
Average tangible stockholders’ equity	$51,238	$51,065	$47,998	$36,328	$37,276

Core return on average tangible stockholders’ equity	3.42%	1.95%	(4.22)%	5.34%	9.33%
Core return on average assets:
Net income (loss) GAAP	$401	$179	$(567)	$488	$971
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	29	42	(1)		100
Add: Acquisition related expenses, net of tax	70	111	67		3
Net income (loss) Core	$442	$248	$(499)	$488	$874

Average assets	$665,476	$609,715	$558,061	$532,815	$530,657
Core return on average assets	0.26%	0.16%	(0.36)%	0.36%	0.66%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Sept 30	Sept 30
	2017	2016
Nine months ended:

Core net income per common share:
Net income (loss)	$13	$2,579
Dividends on preferred stock	(371)
Net income (loss) available to common stockholders	(358)	2,579
Undistributed loss allocated to preferred stockholders	475
Income (loss) allocated to common stockholders	117	2,579
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	70	319
Add: Acquisition related expenses, net of tax	248	147
Net income Core	$295	$2,407

Average common shares outstanding	4,002,165	3,214,967

Core net income (loss) per common share	$0.08	$0.75